UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

FIRST TRINITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E. 63rd Place, Suite 230
Tulsa, Oklahoma 74133-1246
(Address of principal executive offices) (Zip Code)

(918) 249-2438
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On April 21, 2023, the Board of Directors (the “Board”) of First Trinity Financial Corporation (the “Company”) approved a waiver of the Company’s Code of Conduct (the “Code”) with respect to certain actions by its Chief Executive Officer, Gregg E. Zahn, which pertained to three loan participation agreements made by him with one of the Company’s mortgage loan originators.  The Board determined that the three loan participations related to a different aspect of the loan originator’s business than the business the Company does with the originator. Due to Mr. Zahn’s understanding that not informing the Company in advance of these transactions was not subject to the Code, the Board nonetheless determined that the lack of prior notice by him may have contravened the Code, which provides in relevant part that transactions by officers that may involve the appearance of potential conflict of interest must be disclosed to Company management.  Taking into account the relevant information, the Board deemed it appropriate to waive any possible violation of the Code in connection with the three loan participations.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TRINITY FINANCIAL CORPORATION

Date: April 27, 2023	By:	/s/ Jeffrey J. Wood
	Name:	Jeffrey J. Wood
	Title:	Chief Financial Officer